Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FLO Corporation

Chantilly, Virginia

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 15, 2008, relating to the financial statements of FLO Corporation, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Seidman, LLP

Seattle, WA

July 11, 2008